As filed with the Securities and Exchange Commission on November 3, 1999
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               VENTIV HEALTH, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                     52-2181734
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 768-8000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                  VENTIV HEALTH, INC. 1999 STOCK INCENTIVE PLAN
                                       AND
              CERTAIN AGREEMENTS RELATING TO THE GRANT OF SHARES OF
            VENTIV COMMON STOCK TO EMPLOYEES OF VENTIV HEALTH, INC.
                              (Full Title of Plans)

                                   ERAN BROSHY
                             CHIEF EXECUTIVE OFFICER
                               VENTIV HEALTH, INC.
                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 768-8000


                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                                    Copy to:

                             NORMAN D. CHIRITE, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000



844552 v.1


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class of Securities to be      Amount to be          Proposed Maximum      Proposed Maximum             Amount of
Registered                                    Registered            Offering Price    Aggregate Offering Price    Registration Fee
                                                                      Per Share
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share    4,800,000 shares (1)       $7.03 (2)          $33,744,000 (2)              $9,381.00
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share     314,961 shares (3)          $7.94             $2,500,000.00                 $695.00
===================================================================================================================================
Common Stock, par value $.001 per share     125,985 shares (4)          $7.94             $1,000,000.00                 $278.00
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share     390,556 shares (5)          $7.94             $3,100,000.00                 $862.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                    $42,600,000.00              $11,216.00
===================================================================================================================================


(1) Represents the registration of shares of Ventiv common stock issuable under the Registrant's 1999 Stock Incentive Plan, as amended, pursuant to the exercise of options that may be granted thereunder.

(2)    Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities
       Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant's common stock on the National Association of Securities Dealers Automated Quotation System (NASDAQ) on October 29,
       1999.

(3) Represents the registration of shares of Ventiv common stock issuable pursuant to the Employment Agreement, dated June 14, 1999, between Eran
       Broshy and Snyder Communications, Inc. and assumed by Ventiv Health, Inc.

(4) Represents the registration of shares of Ventiv common stock issuable pursuant to the Employment Agreement, dated August 18, 1999, between Gregory S. Patrick and Ventiv Health, Inc.

(5) Represents the registration of shares of Ventiv common stock issuable pursuant to letter agreements between Ventiv Health, Inc. and each of Robert Brown, R. Jeremy Stone, Allan R. Avery, William C. Pollock,
       Andrea von Beckerath, Leonard Vicciardo and Nicole Leturc, respectively.


================================================================================







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



                                EXPLANATORY NOTE

           This Registration Statement is intended to register (i) all shares to be issued under the 1999 Stock Incentive Plan by Ventiv Health, Inc., a Delaware corporation, and (ii) 831,502 shares to be issued by Ventiv pursuant to certain agreements between Ventiv and certain of its employees and directors granting shares of Ventiv common stock (each, an "Agreement" and collectively, the "Agreements"). Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each optionee is not being filed with the Securities and Exchange Commission. Part II contains information that is required in this Registration Statement pursuant to Part II of Form S-8.









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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Stock Plan and the Agreements and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to the Stock Plan participants and each party to an Agreement, respectively, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.






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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following document filed with the SEC by Ventiv pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated by reference in this document:

o Ventiv's Registration Statement on Form 10, initially filed with the SEC on June 28, 1999, as amended; and

           All documents subsequently filed by Ventiv with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

           Section 145 further provides that the indemnification provisions of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

           Ventiv's by-laws provide that Ventiv shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling Ventiv pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

           As permitted by the Delaware General Corporation Law, Ventiv's certificate of incorporation also limits the liability of directors of Ventiv for damages in derivative and third party lawsuits for breach of a director's fiduciary duty except for liability:

           o for any breach of the director's duty of loyalty to Ventiv or its stockholders;
           o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
           o for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
           o for any transaction for which the director derived improper personal benefit.

           The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or recission. The limitation of liability applies only to the acts or omission of directors as directors and does not apply to any such act or omission as an officer of Ventiv or to any liabilities imposed under federal securities law.

           Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

           Ventiv intends to obtain directors' and officers' insurance providing indemnification for certain Ventiv's directors, officers, affiliates, partners and employees for certain liabilities.

           Ventiv's by-laws, among other things, indemnify Ventiv's directors and executive officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Ventiv, arising out of such person's services as a director or executive officer of Ventiv, any subsidiary of Ventiv or any other company or enterprise to which the person provides services at the request of Ventiv.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.



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


ITEM 8.  EXHIBITS.

Exhibit
-------
Number     Description
------     -----------


4.1 The Registration Statement on Form 10 of Ventiv, initially filed with the SEC on June 28, 1999, as amended, is incorporated herein by reference.

4.2 The Ventiv 1999 Stock Incentive Plan, filed with the SEC on September 21, 1999, as Exhibit 10.4 to Ventiv's Amendment #3 to the Registration Statement on Form 10, as amended, is incorporated herein by reference.

4.3 The Employment Agreement, dated June 14, 1999, between Eran Broshy and Snyder Communications, Inc. filed with the SEC on September 1, 1999 as Exhibit 10.5 to Ventiv's Amendment No. 2 to the Registration Statement on Form 10, as amended, is incorporated herein by reference.

4.4        The Employment Agreement, dated August 18, 1999, between Gregory S.
           Patrick and Ventiv filed with the SEC on September 21, 1999 as
           Exhibit 10.10 to Ventiv's Amendment No. 3 to the Registration Statement on Form 10, as amended, is incorporated herein by reference.

4.5*       Letter Agreement, dated September 27, 1999, between Robert Brown and
           Ventiv.

4.6* Letter Agreement, dated September 27, 1999, between R. Jeremy Stone and Ventiv.

4.7*       Letter Agreement, dated September 27, 1999, between Allan Avery and
           Ventiv.

4.8* Letter Agreement, dated September 27, 1999, between William C. Pollock and Ventiv.

4.9* Letter Agreement, dated September 27, 1999, between Andrea von Beckerath and Ventiv.

4.10* Letter Agreement, dated September 27, 1999, between Leonard Vicciardo and Ventiv.

4.11* Letter Agreement, dated September 27, 1999, between Nicole Leturc and Ventiv.

5.1* Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.

23.1*      Consent of Arthur Andersen LLP.

23.2* Consent of Weil, Gotshal & Manges, LLP (included in Exhibit 5.1 to this Registration Statement).

24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.

ITEM 9.  UNDERTAKINGS.

           (a)       The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

                     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Act of 1933, as amended, Ventiv certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 3, 1999.

                                            VENTIV HEALTH, INC.


                                            By: /s/Eran Broshy
                                                -------------------------------
                                                Eran Broshy
                                                Chief Executive Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eran Broshy and A. Clayton Perfall, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the date set forth above on the signature pages hereof.


         SIGNATURE               TITLE
         ---------               -----

/s/ Daniel M. Snyder             Co-Chairperson of the Board of Directors
--------------------------
Daniel M. Snyder

/s/ Michele D. Snyder            Co-Chairperson of the Board of Directors
--------------------------
Michele D. Snyder

/s/ Mortimer B. Zuckerman        Director
--------------------------
Mortimer B. Zuckerman

/s/ Fred Drasner                 Director
--------------------------
Fred Drasner

/s/ A. Clayton Perfall           Director
--------------------------
A. Clayton Perfall

/s/ Eran Broshy                  Chief Executive Officer and Director
--------------------------
Eran Broshy

/s/ Donald Conklin               Director
--------------------------
Donald Conklin



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


Exhibits
-------
Number     Description
------     -----------


4.1 The Registration Statement on Form 10 of Ventiv, initially filed with the SEC on June 28, 1999, as amended, is incorporated herein by reference.

4.2 The Ventiv 1999 Stock Incentive Plan, filed with the SEC on September 21, 1999, as Exhibit 10.4 to Ventiv's Amendment #3 to the Registration Statement on Form 10, as amended, is incorporated herein by reference.

4.3 The Employment Agreement, dated June 14, 1999, between Eran Broshy and Snyder Communications, Inc. filed with the SEC on September 1, 1999 as Exhibit 10.5 to Ventiv's Amendment No. 2 to the Registration Statement on Form 10, as amended, is incorporated herein by reference.

4.4        The Employment Agreement, dated August 18, 1999, between Gregory S.
           Patrick and Ventiv filed with the SEC on September 21, 1999 as
           Exhibit 10.10 to Ventiv's Amendment No. 3 to the Registration Statement on Form 10, as amended, is incorporated herein by reference.

4.5*       Letter Agreement, dated September 27, 1999, between Robert Brown and
           Ventiv.

4.6* Letter Agreement, dated September 27, 1999, between R. Jeremy Stone and Ventiv.

4.7*       Letter Agreement, dated September 27, 1999, between Allan Avery and
           Ventiv.

4.8* Letter Agreement, dated September 27, 1999, between William C. Pollock and Ventiv.

4.9* Letter Agreement, dated September 27, 1999, between Andrea von Beckerath and Ventiv.

4.10* Letter Agreement, dated September 27, 1999, between Leonard Vicciardo and Ventiv.

4.11* Letter Agreement, dated September 27, 1999, between Nicole Leturc and Ventiv.

5.1* Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.

23.1*      Consent of Arthur Andersen LLP.

23.2* Consent of Weil, Gotshal & Manges, LLP (included in Exhibit 5.1 to this Registration Statement).

24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.






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